UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 17, 2015

Lumos Networks  Corp.

(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-35180 (Commission File Number)	80-0697274 (IRS Employer Identification No.)

One Lumos Plaza, P.O. Box 1068, Waynesboro, Virginia 22980

(Address of Principal Executive Offices) (Zip Code)

(540) 946-2000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01Entry into a Material Definitive Agreement.

On March 11, 2015, Lumos Networks Corp. (the “Company”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with UBS Securities LLC, as underwriter (the “Underwriter”), and an investment fund affiliated with Quadrangle Capital Partners L.P., as selling stockholder (the “Selling Stockholder”), relating to the sale by the Selling Stockholder to the Underwriter of an aggregate of 1,600,000 shares of the Company’s common stock, $0.01 par value per share, at a purchase price of $16.12 per share (the “Offering”).  The Offering closed on March 17, 2015. The Company did not receive any of the proceeds from the Offering.

The foregoing description of the Underwriting Agreement is qualified in its entirety by reference to such Underwriting Agreement, a copy of which is filed herewith as Exhibit 1.1 and is incorporated herein by reference.

The Offering was made pursuant to a shelf registration statement filed by the Company with the Securities and Exchange Commission that became effective on September 6, 2013 (Registration No. 333-190825).

Item 5.02Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Prior to the Offering and pursuant to the terms of the Shareholders Agreement, the Quadrangle Entities had the right to designate two directors to the Board of Directors of the Company (the “Board”).  Pursuant to the terms of the Shareholders Agreement, if the Quadrangle Entities’ ownership of the Company’s common stock falls below 10% of the voting power of the Company’s common stock, they are entitled to designate only one director.  Upon completion of the Offering, the Quadrangle Entities’ ownership of the Company’s common stock fell below 10% to approximately 5.3% of the voting power of the Company’s common stock, and, as result, they are entitled to designate only one director to the Board.

Prior to the Offering, the two directors designated by the Quadrangle Entities were Steven G. Felsher and Brian C. Rosenberg.  After the Offering and in connection with the resulting decrease in the Quadrangle Entities’ ownership of the Company’s common stock to approximately 5.3% of the voting power of the Company’s common stock, Mr. Felsher resigned as a member of the Board, the Compensation Committee and the Nominating and Governance Committee, effective as of March 17, 2015.  Mr. Felsher’s resignation did not result from a disagreement with the Company.

Item 9.01Financial Statements and Exhibits.

(d)Exhibits

Exhibit No.	Description
1.1	Underwriting Agreement, dated March 11, 2015, among Lumos Networks Corp., UBS Securities LLC, as underwriter, and the selling stockholder named therein.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  March 17, 2015

LUMOS NETWORKS CORP.

By:	/s/ Johan G. Broekhuysen
Johan G. Broekhuysen Executive Vice President, Chief Financial Officer and Chief Accounting Officer

Exhibit Index

Exhibit No.	Description
1.1	Underwriting Agreement, dated March 11, 2015, among Lumos Networks Corp., UBS Securities LLC, as underwriter, and the selling stockholder named therein.